Exhibit 10.40

BGC HOLDINGS, L.P.

THIRD AMENDMENT

TO

AGREEMENT OF LIMITED PARTNERSHIP,

AS AMENDED AND RESTATED

This Third Amendment (“Third Amendment”) to the Agreement of Limited Partnership of BGC Holdings, L.P. (the “Partnership”) as amended and restated as of March 31, 2008, and as further amended as of March 1, 2009 and August 3, 2009 (as amended, the “Agreement”), is executed as of March 12, 2010 and is effective as of the 1st day of January, 2010.

WITNESSETH:

WHEREAS, the General Partner and the sole Exchangeable Limited Partner wish to make certain modifications to the Agreement in connection with the creation of new classes of Units in the Partnership; and

WHEREAS, this Third Amendment has been approved by each of the General Partner and the sole Exchangeable Limited Partner;

NOW, THEREFORE, the Agreement is hereby amended on the terms set forth in this Third Amendment:

Section 1.    Creation and Description of PSUs and PSIs

Pursuant to the authority conferred on the General Partner under the Agreement, including without limitation Sections 3.01, 4.02 and 13.01 thereof, there is hereby created two new classes of Units in the Partnership designated as PSUs and PSIs. PSUs and PSIs shall be considered Working Partner Units.

PSUs shall be a separate class of units, and otherwise shall be identical in all respects to REUs for all purposes under the Agreement; provided that PSUs shall have no Post-Termination Amount.

PSIs shall be a separate class of units, and otherwise shall be identical in all respects to Restricted Partnership Units for all purposes under the Agreement; provided that PSIs shall have no Post-Termination Amount.

Section 2.    Other Amendments

The General Partner shall have the authority, without the consent of the other Partners other than the Exchangeable Limited Partner or Partners, as the case may be, to make such other amendments to the Agreement as are necessary or appropriate to give effect to the intent of this Third Amendment, including, without limitation, to amend the Table of Contents to reflect this third Amendment in an Amended and Restated Agreement of Limited Partnership (and to further amend and/or restate such Amended and Restated Agreement of Limited Partnership to reflect this Third Amendment to the extent necessary or appropriate as determined by the General Partner).

Defined terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

BGC GP, LLC

By:	/S/ HOWARD W. LUTNICK
Name: Howard W. Lutnick
Title: Chairman and CEO

CANTOR FITZGERALD, L.P., as the sole Exchangeable Limited Partner

By:	/S/ HOWARD W. LUTNICK
Name: Howard W. Lutnick
Title: Chairman and CEO

[Signature Page to Third Amendment, effective as of January 1, 2010, to Agreement of Limited Partnership

of BGC Holdings, L.P., as amended and restated regarding PSUs and PSIs ]

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